AN IMPORTANT REMINDER









April 22, 1996



Dear Humana Stockholder:

Proxy material for the Humana Inc. May 9, 1996 Annual Meeting of
Stockholders was mailed to you on March 29, 1996.

According to our records, your proxy card has not yet been received. Your vote is important to us.

If you have not already voted, we urge you to complete, sign and return your proxy. Thank you for your cooperation in this matter.

If you have recently voted your shares, please accept our thanks.

Sincerely,
Joan O. Kroger
Joan O. Kroger
Secretary

/jok